PENN VIRGINIA CORPORATION
16285 PARK TEN PLACE
SUITE 500
HOUSTON, TX 77084

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/[TBD]**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59450-S30427

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN VIRGINIA CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. To consider and vote on a proposal (the "Share Issuance Proposal") to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the potential issuance of shares of Penn Virginia Corporation's ("Penn Virginia" or the "Company") common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of July 10, 2021, by and between Penn Virginia and Lonestar Resources US Inc., as it may be amended from time to time;	☐	☐	☐
2. To consider and vote on a proposal (the "Articles of Incorporation Amendment Proposal") to approve the amendment and restatement of Penn Virginia's Third Amended and Restated Articles of Incorporation (as they shall be further amended and restated, the "A&R Articles of Incorporation") to: (i) increase the number of shares of authorized capital stock of Penn Virginia to 145,000,000 shares, (ii) rename and reclassify the existing common stock, par value $0.01 per share, of the Company as Class A common stock, par value $0.01 per share, (iii) authorize, as a new class of capital stock of the Company, 30,000,000 shares of Class B common stock, par value of $0.01 per share ("Class B Common Stock"), (iv) remove provisions that are no longer applicable following the exchange of all outstanding shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), for shares of the newly authorized Class B Common Stock pursuant to an exchange agreement to be dated on or prior to the effectiveness of the A&R Articles of Incorporation, by and among Penn Virginia and the holders of shares of Series A Preferred Stock, and (v) cancel the designation of the Series A Preferred Stock; and	☐	☐	☐
3. To consider and vote on a proposal (the "Adjournment Proposal") to approve the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Share Issuance Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

D59451-S30427

PENN VIRGINIA CORPORATION
Special Meeting of Shareholders
[TBD], 2021 [TBD] a.m. CDT
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Darrin J. Henke and Russell T Kelley, Jr. as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock and/or Series A Preferred Stock of Penn Virginia Corporation held of record by the undersigned on [TBD], 2021, at the Special Meeting of Shareholders to be held virtually at [TBD] at [TBD] a.m. Central time on [TBD], or at any adjournment thereof.

A proxy that is properly completed and returned will be voted at the Special Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted "FOR" proposal 1, 2 and 3 in accordance with the discretion of the holders of the proxy with respect to any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side